Information Regarding Joint Filers

Designated Filer of Form 4:                       Thomas Donino

Date of Earliest Event Requiring Statement:       October 4, 2007

Issuer Name and Ticker Symbol:                    Enerteck Corporation (ETCK.OB)

Names:                                            BATL BioEnergy LLC

Address:                                          7 Lakeside Drive
                                                  Rye, New York  10580

Signatures:

The undersigned, BATL BioEnergy LLC, is jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Thomas Donino with respect to the beneficial ownership of securities of Enerteck Corporation.

                                                   BATL BIOENERGY LLC


                                                   By: /s/ Thomas Donino
                                                       -----------------
                                                   Name: Thomas Donino
                                                   Title: Manager